Exhibit 31

           CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER

            Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

      I, Daniel W. Dowe, certifies that:

      1. I have reviewed this annual report on Form 10-KSB/A for the twelve month period ended May 31, 2003 (the Report") of Novex Systems International, Inc., (the "Company");

      2. Based on my knowledge, the Report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report;

      3. Based on my knowledge, the financial statements, and other financial information included in this Report, fairly presents in all materials respects the financial condition, results of operation and cash flows of the Company as of, and for, the periods presented in this Report;

      4. I am responsible in my dual capacity as Chief Executive Officer and Chief Financial Officer for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act rules 13a-14 and 15d-14) for the Company and have:

            a) designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to me by others within the Company, particularly during the period in which this Report is being prepared;

            b) evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of this Report (the "Evaluation Date"); and;

            c) presented in this Report are conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

      5. I have also disclosed as the Company's certifying officer, that based on our most recent evaluation, to the Company's auditors and the audit committee of the Company's board of directors (or persons performing the equivalent function):

            a) all significant deficiencies in the design or operation of internal controls, which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weakness in internal controls; and

            b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

      6. I have also disclosed as the Company's certifying officer, I have indicated in this Report whether or not there were significant changes in internal controls or in other factors that


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            could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


                                                By: /s/ Daniel W. Dowe
                                                    ---------------------------
                                                    Daniel W. Dowe
                                                    Chief Executive Officer and
                                                    Chief Financial Officer

                                                Date: December 22, 2003


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